Exhibit 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement, as it may be amended, restated or otherwise modified from time to time (this “Agreement”), is executed and delivered at Newark, New York as of this 1st day of May, 2019, by SOUTHWEST ELECTRONIC ENERGY CORPORATION, a corporation organized under the laws of the State of Texas (together with its successors and assigns, “Pledgor”), to KEYBANK NATIONAL ASSOCIATION (together with its successors and assigns in its capacity as agent, “Agent”), as agent for the financial institutions which are now or which hereafter become a party to the Credit Agreement, as hereinafter defined (collectively, “Lenders”).

RECITALS:

Pledgor, CLB, INC., a Texas corporation (“CLB”), ULTRALIFE CORPORATION, a Delaware corporation (“Existing Borrower”, and together with the Pledgor and CLB, collectively, the “Borrowers”, and each individually a “Borrower”), Lenders and Agent are entering into that certain First Amendment Agreement, dated as of the date hereof (the “First Amendment”).

Pledgor and CLB, concurrently with the First Amendment, are joining as a Borrower to that certain Credit and Security Agreement dated as of May 31, 2017 (as amended and as it may from time to time be further amended, restated or otherwise modified or supplemented, the “Credit Agreement”) among Borrowers, certain other Credit Parties (as defined in the Credit Agreement) which from time to time become party to the Credit Agreement, Lenders and Agent. Pledgor desires that Lenders continue to grant to Borrowers the financial accommodations as described in the Credit Agreement.

Pledgor deems it to be in its direct pecuniary and business interests that it obtain from Lenders the Loans (as defined in the Credit Agreement), and other financial accommodations provided for in the Credit Agreement.

Pledgor understands that Agent and Lenders are willing to enter into the First Amendment and continue to grant to Borrowers the Loans and Letters of Credit and such financial accommodations only upon certain terms and conditions, one of which is that Pledgor grant to Agent, for the benefit of Lenders, a security interest in, and a collateral assignment of, the IP Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of Agent and Lenders entering into the First Amendment, continuing to grant to Borrowers the Loans and Letters of Credit and such other financial accommodations and for other valuable consideration.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     Definitions. As used herein, the following terms shall have the following meanings:

“Assignment” shall mean an Assignment in the form of Exhibit A hereto.

“Debt” shall mean the Secured Debt, as such term is defined in the Credit Agreement.

“IP Collateral” shall mean, collectively, all of Pledgor’s existing and future (a) Patents; (b) Trademarks; (c) Licenses; (d) all of the goodwill of Pledgor’s business, including, but not limited to, all goodwill connected with and symbolized by the Trademarks; and (e) proceeds of any of the foregoing; provided, however, that notwithstanding any other provisions of this Agreement or the Credit Agreement, in no event shall IP Collateral include “intent-to-use” Trademarks until such time as Pledgor begins to use such trademarks and evidence of use of such trademarks in interstate commerce is submitted to and accepted by the PTO, for so long as the grant of such security interest shall constitute or result in: (x) the abandonment, invalidation, unenforceability or other impairment of any right, title or interest of any Credit Party therein, or (y) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, agreement or other property right, but only so long as any restriction, prohibition and/or requirement of consent resulting in (x) or (y) above is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC).

“Licenses” shall mean any license agreement with any other party which is material to the business of Pledgor and which is not an “off the shelf” license, whether Pledgor is a licensor or licensee under any such license agreement, if any, including, without limitation, the licenses listed on Schedule C attached hereto and made a part hereof, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter owned by Pledgor and now or hereafter covered by such licenses.

“Patents” shall mean any patent and patent application, including, without limitation, the inventions and improvements described and claimed therein, if any, and including those patents listed on Schedule A attached hereto and made a part hereof, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof; (c) the right to sue for past, present and future infringements thereof; (d) all rights corresponding thereto throughout the world.

“Obligor” shall mean a Person whose credit or any of whose property is pledged to the payment of any portion of the Debt and includes, without limitation, (a) any Borrower, (b) any Guarantor and (c) any signatory to a Related Writing.

“PTO” shall mean the United States Patent and Trademark Office.

“Trademarks” shall mean any registered trademark, trademark registration, trade name and trademark application, registered service mark, service mark registration, service name and service mark application, if any, including, without limitation, the trademarks, trademark registrations, trade names and trademark applications, service marks, service mark registrations, service names and service mark applications listed on Schedule B attached hereto and made a part hereof, and (a) renewals thereof; (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payment for past or future infringements thereof; (c) the right to sue for past, present and future infringements thereof; and (d) all rights corresponding thereto throughout the world.

Capitalized terms used in this Agreement without definition have the meanings ascribed to such terms in the Credit Agreement.

2.      Grant of Security Interest. In consideration of and as security for the full and complete payment of all of the Debt, Pledgor hereby agrees that Agent shall at all times have, and hereby grants to Agent, for its benefit and for the ratable benefit of each Lender, a security interest in all of the IP Collateral, including (without limitation) all of Pledgor’s future IP Collateral, irrespective of any lack of knowledge by Agent or Lenders of the creation or acquisition thereof.

3.      Warranties and Representations. Pledgor represents and warrants to Agent and Lenders that as of the date hereof:

(a)     Pledgor owns all of the existing IP Collateral, whether the same are registered or unregistered and no such IP Collateral has been adjudged invalid or unenforceable, and each License is a valid and binding obligation of Pledgor and, to the knowledge of Pledgor, the other parties thereto;

(b)     except as set forth on Schedule 5.9 of the Credit Agreement, Pledgor has no written knowledge of any claim that the use of any of the IP Collateral violates the rights of any Person;

(c)     except for Permitted Liens and for licenses granted by Pledgor as licensor listed on Schedule 5.9 of the Credit Agreement, Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the existing IP Collateral, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by Pledgor not to sue third Persons;

(d)     Pledgor has full power, authority and legal right to pledge the existing IP Collateral and enter into this Agreement and perform its terms;

(e)     Pledgor has used, and shall continue to use, for the duration of this Agreement, proper statutory notice in connection with its use of the IP Collateral;

(f)     Pledgor represents and warrants that it is the true and lawful owner of the Trademarks listed on Schedule B attached hereto and made a part hereof, and that said listed Trademarks constitute all the marks registered in the PTO that such Pledgor now owns or uses in connection with its business, other than any such marks which are (i) owned but not used and (ii) not material to its business. Pledgor represents and warrants that it is the true and lawful licensee of the Trademarks listed on Schedule C attached hereto and made a part hereof, and that said listed Trademarks constitute all the marks that such Pledgor uses in connection with its business that are not owned by it. Pledgor represents and warrants that it owns or is licensed to use all Trademarks that it uses, and that it owns all of the registrations listed on Schedule B. Pledgor further warrants that it is not aware of any third party claim that any aspect of Pledgor’s present or contemplated business operations infringes or will infringe on any registered trademark or registered service mark; and

(g)     Pledgor represents and warrants that it is the true and lawful owner or assignee of all rights in the Patents listed on Schedule A attached hereto and made a part hereof, that said Patents constitute all the United States patents and applications for United States patents that Pledgor now owns, other than any such patents, applications and registrations which are (i) owned but not used and (ii) not material to its business. Pledgor represents and warrants that it is the true and lawful licensee of all rights in the Patents listed on Schedule C attached hereto and made a part hereof, that said Patents constitute all the United States patents and applications for United States patents that Pledgor now uses in its business which are licensed by it. Pledgor represents and warrants that it owns, or is licensed, or had been assigned the right to use or practice under all Patent registrations and applications that it owns, uses or practices under, and that it owns all of the Patent registrations, and it is entitled to be named as assignee in all applications listed on Schedule A. Pledgor further warrants that it is not aware of any third party claim that any aspect of Pledgor’s present or contemplated business operations infringes or will infringe on any patent except as may be disclosed in Schedule 7.4 of the Credit Agreement.

4.     Further Assignment Prohibited. Pledgor shall not enter into any agreement that is inconsistent with Pledgor’s obligations under this Agreement and shall not otherwise sell or assign its interest in, or grant any license or sublicense with respect to, any of the IP Collateral other than licenses in the ordinary course of business as permitted under the Credit Agreement or with Agent’s prior written consent. Absent permission under the Credit Agreement or such prior written consent, any such attempted sale or license is null and void.

5.     Right to Inspect. Pledgor hereby grants to Agent and Lenders and their respective employees and agents the right to visit any location of Pledgor and to inspect Pledgor’s books and records and to make excerpts therefrom and transcripts thereof at such times and upon such notice as is set forth in the Credit Agreement.

6.     Standard Patent and Trademark Use. Pledgor shall not knowingly use the IP Collateral in any manner that would jeopardize the validity or legal status thereof. Pledgor shall comply with all patent marking requirements as specified in 35 U.S.C. §287. Pledgor shall further conform its usage of any trademarks to standard trademark usage, including, but not limited to, using the trademark symbols ®, ™, and SM where appropriate.

7.     Event of Default.

(a)     Pledgor expressly acknowledges that Agent may record this Agreement with the PTO. Contemporaneously herewith, Pledgor shall also execute and deliver to Agent the Assignment, which Assignment shall have no force and effect and shall be held by Agent, in escrow, until the occurrence of an Event of Default (as defined in the Credit Agreement); provided that, anything herein to the contrary notwithstanding, the security interest granted herein shall be effective as of the date of this Agreement. After the occurrence and during the continuance of an Event of Default and after the expiration of any applicable cure period, the Assignment shall take effect immediately upon certification of such fact by an authorized officer of Agent in the form attached as Exhibit A and upon written notice to Pledgor and thereafter Agent may, in its sole discretion, record the Assignment with the PTO. The provisions of this paragraph (a) shall not limit or contradict the provisions of the following paragraph (b) or any of the rights and remedies of Agent described therein.

(b)     If an Event of Default shall occur and be continuing and after the expiration of any applicable cure period, in addition to Agent’s rights to elect to make the Assignment effective as provided for in paragraph (a) above, Pledgor irrevocably authorizes and empowers Agent, on behalf of Lenders, to terminate Pledgor’s use of the IP Collateral and to exercise such rights and remedies as allowed by law, including without limitation all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Agent may sell at public or private sale, in a commercially reasonable manner, or otherwise realize upon all or, from time to time, any of the IP Collateral, together with the associated goodwill, or any interest that Pledgor may have therein, and, after deducting from the proceeds of sale or other disposition of the IP Collateral all reasonable expenses (including all expenses for attorneys’ and brokers’ fees and other legal services), Agent shall apply such proceeds against payment of the Debt in accordance with the terms of the Credit Agreement. Notice of any sale or other disposition of the IP Collateral shall be given to Pledgor at least ten (10) days before the time of any intended public or private sale or other disposition of the IP Collateral is to be made, which Pledgor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Agent or any Lender may, to the extent permissible under applicable law, purchase the whole or any part of the IP Collateral sold, free from any right of redemption on the part of Pledgor, which right is hereby waived and released.

8.     Termination. At such time as the Debt has been irrevocably paid in full, the commitments of Lenders under the Credit Agreement terminated, and the Credit Agreement terminated, this Agreement shall terminate and Agent shall, upon Pledgor’s request, execute and deliver to Pledgor, at Pledgor’s expense, all deeds, assignments, and other instruments as Pledgor shall reasonably request to evidence the release of Agent’s security interest in the IP Collateral in connection with such termination, subject to any disposition thereof that may have been made by Agent pursuant hereto; provided, however that the provisions of Sections 9 (except the first sentence), 11, 22, 23, 24, 25, 26 and 27 shall survive any termination of this Agreement.

9.     Maintaining IP Collateral, Attorneys’ Fees, Costs and Expenses. Pledgor shall have the obligation and duty to perform all acts reasonably necessary to maintain or preserve the IP Collateral to the extent such IP Collateral is material in value or used in the ordinary course of business by Pledgor. Any and all fees, costs and expenses, of whatever kind or nature, including, without limitation, the attorneys’ fees and legal expenses incurred by Agent and Lenders in connection with the amendment and enforcement of this Agreement, all renewals, required affidavits and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, reasonable counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the IP Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the IP Collateral, shall be borne and paid by Pledgor, within ten (10) days of demand by Agent, and, until so paid after demand, shall be added to the principal amount of the Debt and secured by the IP Collateral (and all other “Collateral” as defined in the Credit Agreement).

10.     Pledgor’s Obligations to Prosecute. Except as otherwise agreed to by Agent in writing, Pledgor shall have the duty to prosecute diligently any patent application or trademark application pending as of the date of this Agreement or thereafter until the Debt shall have been paid in full, and to do any and all acts that are reasonably necessary or desirable to preserve and maintain all rights in the IP Collateral that are material and used in the ordinary course of business by Pledgor, including, but not limited to, payment of any maintenance fees. Any expenses incurred by Agent in connection with the IP Collateral shall be borne by Pledgor. Pledgor shall not abandon any IP Collateral without the prior written consent of Agent.

11.     Agent’s Rights to Enforce. Pledgor shall have the right but not the obligation to bring any opposition proceedings, cancellation proceedings or lawsuit in its own name to enforce or protect the IP Collateral. Agent and Lenders shall have the right, but shall have no obligation, to join in any such action during the existence of an Event of Default. Pledgor shall promptly, and in any event within ten (10) days of demand, reimburse and indemnify Agent and Lenders for all damages, and expenses, including attorneys’ fees incurred by Agent in connection with the provisions of this Section 11, in the event Agent and Lenders elect to join in any such action commenced by Pledgor.

12.     Power of Attorney. Pledgor hereby authorizes and empowers Agent, on behalf of Lenders, to make, constitute and appoint any officer or agent of Agent as Agent may select, in its exclusive discretion, as Pledgor’s true and lawful attorney-in-fact, after the occurrence and during the continuance of an Event of Default, with the power to endorse Pledgor’s name on all applications, documents, papers and instruments reasonably necessary for Agent to use the IP Collateral, or to grant or issue any exclusive or nonexclusive license under the IP Collateral to any third party, or reasonably necessary for Agent to assign, pledge, convey or otherwise transfer title in or dispose of the IP Collateral, together with associated goodwill to a third party or parties, including the power to execute in the name of Pledgor and deliver to the PTO for recording instruments of assignment and/or transfer for all or any part of the IP Collateral naming as assignee or transferee either Agent or any party that may purchase all or any part of the IP Collateral at any public or private sale conducted by Agent as a secured creditor. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement, but shall terminate immediately and without further action of the parties upon payment in full of the Debt and termination of the Credit Agreement.

13.     Agent’s Right to Perform Obligations. If Pledgor materially fails to comply with any of its obligations under this Agreement, Agent, on behalf of Lenders, may after notice to Pledgor, but is not obligated to, do so in Pledgor’s name or in Agent’s name, but at Pledgor’s expense, and Pledgor hereby agrees to reimburse Agent on demand in full for all expenses, including attorneys’ fees, incurred by Agent in protecting, defending and maintaining the IP Collateral.

14.     Additional Documents. Pledgor shall, upon written request of Agent, enter into such additional documents or instruments as may be reasonably required by Agent in order to effectuate, evidence or perfect Agent’s interests in the IP Collateral as evidenced by this Agreement.

15.     New IP Collateral. If, before the Debt shall have been satisfied in full, Pledgor shall obtain rights to any new IP Collateral, the provisions of Sections 2 and 7 hereof shall automatically apply thereto as if the same were identified on Schedules A, B or C attached hereto and made a part hereof as of the date hereof, and Pledgor shall give Agent prompt written notice thereof as required in the Credit Agreement.

16.     Modification for New IP Collateral. Pledgor hereby authorizes Agent to modify this Agreement by amending Schedules A, B and/or C to include any future IP Collateral as contemplated by Sections 2 and 15 hereof and, at Agent’s request, Pledgor shall execute any documents or instruments reasonably required by Agent in order to modify this Agreement as provided in this Section 16, provided that any such modification to Schedules A, B and/or C shall be effective without the signature of Pledgor. Pledgor hereby acknowledges that Agent may refile or re-record this Agreement with the PTO, together with any such modification to Schedules A, B and/or C.

17.     No Waiver. No course of dealing between Pledgor and Agent and Lenders, nor any failure to exercise, nor any delay in exercising, on the part of Agent or Lenders, any right, power or privilege hereunder or under any of the Related Writings shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

18.     Remedies Cumulative. All of the rights and remedies of Agent and Lenders with respect to the IP Collateral, whether established hereby or by the Related Writings, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

19.     Severability. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

20.     Modifications. Except as provided in Section 16 hereof, this Agreement may be amended or modified only by a writing signed by Pledgor and Agent, on behalf of Lenders. In the event that any provision herein is deemed to be inconsistent with any provision of any other document, other than the Credit Agreement, the provisions of this Agreement shall control.

21.     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, except that Pledgor may not assign any of its rights or duties hereunder without the prior written consent of Agent. Any attempted assignment or transfer without the prior written consent of Agent shall be null and void.

22.     Notice. All notices, requests, demands and other communications provided for hereunder shall be given to or made upon Pledgor or Agent as the case may be, in accordance with the terms of Section 11.4 of the Credit Agreement.

23.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Pledgor with respect to this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and by execution and delivery of this Agreement, Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Pledgor at its address set forth in the signature pages of the Credit Agreement and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent’s option, by service upon Borrowing Agent which Pledgor irrevocably appoints as Pledgor’s agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Pledgor in the courts of any other jurisdiction. Pledgor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Pledgor waives the right to remove any judicial proceeding brought against Pledgor in any state court to any federal court. Notwithstanding anything to the contrary contained in the foregoing, any judicial proceeding by Pledgor against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in Wayne County, State of New York.

24.     Indemnity: Administration and Enforcement. Pledgor will reimburse each Lender, on that Lender’s demand from time to time, and Agent, on Agent’s demand from time to time, for any and all reasonable fees, costs, and reasonable expenses (including, without limitation, the reasonable fees and disbursements of legal counsel) reasonably incurred by that Lender or Agent, as the case may be, in administering this Agreement and in protecting, enforcing, or attempting to protect or enforce its rights under this Agreement, together with interest thereon, following notice received by Pledgor, on the terms provided in the Credit Agreement.

25.     Unconditional and Continuing Security Interest. Pledgor’s obligations under this Agreement and the granting of a security interest to Agent pursuant to this Agreement are unconditional and effective immediately, and (except for obligations surviving indefinitely pursuant to Section 8) those obligations and the security interest so granted shall continue in full effect until the Debt shall have been paid in full, regardless of the lapse of time, regardless of the fact that there may be a time or times when no Debt is outstanding, until the payment in full of all Debt and the termination of the Credit Agreement, regardless of any act, omission, or course of dealing whatever on the part of Agent and Lenders, or any of them, and regardless of any other event, condition, or thing. Without limiting the generality of the foregoing, neither the amount of the Debt for purposes of this Agreement, nor Pledgor’s obligations under this Agreement, nor the security interest granted pursuant to this Agreement shall be diminished or impaired by:

(a)     the granting by Agent or any Lender of any credit to any Obligor, whether or not liability therefor constitutes Debt, or any failure or refusal of Agent or any Lender to grant any other credit to any Obligor even if Agent or such Lender thereby breaches any duty or commitment to Pledgor or any other Person,

(b)     the application by Agent or any Lender of credits, payments, or proceeds to any portion of the Debt,

(c)     any extension, renewal, or refinancing of the Debt in whole or in part,

(d)    any amendment, restatement, or other modification of any kind in, to, or of the Credit Agreement or any Related Writing, or any consent or other indulgence granted to any Obligor, or any waiver of any Event of Default (under this Agreement or the Credit Agreement), including without limitation, (i) any extension or change in the time of payment, and/or the manner, place or terms of payment of any or all of Debt, (ii) any renewal, extension of the maturity of the Debt, (iii) any increase or decrease of any loans and extension of credit (and/or any maximum credit limits or sublimits with respect to any such loans or extensions of credit) constituting the Debt, and/or making available to Pledgor or other Credit Parties any new or additional or increased loans or extensions of credit (whether such new, additional or increased loans or extensions of credit are the same or of new or different types as the loans and extensions of credit available to Borrowers and the other Credit Parties under the Credit Agreement and the other Debt as of the date hereof) and (iv) any modification of the terms and conditions under which loans and extensions of credit may be made under the Credit Agreement,

(e)     any acceptance of security for or any other Obligor on the Debt or any part thereof, or any release of any security or other Obligor (or compromise or settlement of the liability of any Obligor for the Debt), whether or not Agent or any Lender receives consideration for the release, compromise or settlement,

(f)      any discharge of the Debt in whole or in part under any bankruptcy or insolvency law or otherwise,

(g)     the failure of Agent or any Lender to make any presentment or demand for payment, to assert or perfect any claim, demand, Lien or interest, or to enforce any right or remedy, or any delay or neglect by Agent or any Lender in respect of the Debt or any part thereof or any security therefor,

(h)    any failure to give Pledgor notice of (i) the making of any loan or other credit extension or the terms, conditions, and other provisions applicable thereto, (ii) any dishonor by Pledgor or any other Obligor, or (iii) the inaccuracy or incompleteness of any representation, warranty, or other statement made by any Obligor, or

(i)     any defense that may now or hereafter be available to any Obligor, whether based on suretyship, impairment of IP Collateral, accord and satisfaction, breach of warranty, breach of contract, failure of consideration, tort, lack of capacity, usury, or otherwise, or any illegality, invalidity, or unenforceability of the Debt or any part thereof or of any Related Writing.

26.     No Setoff; Rights Against Other Obligors. Pledgor hereby (a) waives all now existing or hereafter arising rights to recoup or offset any obligation of Pledgor under this Agreement against any claim or right of Pledgor against Agent or any Lender, (b) waives all rights of exoneration now or hereafter arising out of or in connection with this Agreement, and (c) agrees that unless and until all of the Debt shall have been paid in full, Pledgor will not assert against any other Obligor or any other Obligor’s property any rights (including, without limitation, contribution, indemnification, reimbursement, and subrogation) now or hereafter arising (whether by contract, operation of law, or otherwise) out of or in connection with this Agreement.

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JURY TRIAL WAIVER. EACH PARTY TO THIS AGREEMENT, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND PLEDGOR, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT OR ANY LENDER TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE, OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG PLEDGOR, AGENT AND LENDERS, OR ANY OF THEM.

SOUTHWEST ELECTRONIC ENERGY CORPORATION

By: /s/ Linda S. Saunders
Name: Linda S. Saunders
Title: Vice President of Finance

[Signature Page – IP Security Agreement – Southwest]

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender

By: /s/ Peter F. Leonard
Name: Peter F. Leonard
Title: Senior Vice President

[Continuation of Signature Page – IP Security Agreement – Southwest]

SCHEDULE A

Patents

See attached.

Schedule A

Patents
Country	Patent No./Publication No.	Application No.	Title
EUROPE	Pending - Publication No. EP2124314 A2	9251219.3	System for balancing battery pack system modules
EUROPE	Pending - Publication No. EP2124314 A3	09251219.3	System for balancing battery pack system modules
U.S.A.	7,880,434 B2	12/417435	System for Balancing a Plurality of Battery pack System Modules Connected in a Series
U.S.A.	8,575,894 B2	12/976847	Balancing of Battery Pack System Modules
U.S.A.	8,922,166 B2	14/042013	Balancing of Battery Pack System Modules
U.S.A.	EXPIRED	61/054882	System for balancing battery pack system modules
U.S.A.	7,274,170 B2	11/293433	Battery Pack Control Module
U.S.A.	7,199,556 B1	11/293334	METHOD FOR EXTENDING POWER DURATION FOR LITHIUM ION BATTERIES
U.S.A.	7,157,881 B1	11/293430	SAFETY DEVICE FOR MANAGING BATTERIES -
U.S.A.	7,157,881 B1	11/293430	SAFETY DEVICE FOR MANAGING BATTERIES -

EUROPE	ABANDONED	08798407.6	Method for balancing lithium secondary cells and modules
HONG KONG	ABANDONED	11106505.2	METHOD FOR BALANCING LITHIUM SECONDARY CELLS AND MODULES
KOREA	1206686	1020107028480	METHOD FOR BALANCING LITHIUM SECONDARY CELLS AND MODULES
U.S.A.	7,279,867 B2	11/293432	METHOD FOR BALANCING CELLS OR GROUPS OF CELLS IN A BATTERY PACK
U.S.A.	7,570,010 B2	11/560288	SOLAR PANEL WITH PULSE CHARGER
U.S.A.	7,609,031 B2	12/195274	METHOD FOR BALANCING LITHIUM SECONDARY CELLS AND MODULES
WORLD	EXPIRED	PCT/US08/073906	Method for balancing lithium secondary cells and modules
U.S.A.	7,917,315 B1	12/190835	METHOD FOR DETERMINING POWER SUPPLY USAGE
U.S.A.	8,229,689 B2	13/036435	Method for Determining Power Supply Usage

U.S.A.	8,532,946 B2	13/525549	Power Supply Usage Determination
U.S.A	8,825,418 B2	13/964677	Power Supply Usage Determination
U.S.A	ABANDONED	14/316347	Power Supply Usage Determination
U.S.A.	8,055,462 B1	12/190872	System Using Fuel Gauge
U.S.A.	8,055,463 B1	12/190893	Fuel Gauge
U.S.A.	9,099,871 B2	12/899413	MODULE BYPASS SWITCH FOR BALANCING BATTERY PACK SYSTEM MODULES
U.S.A.	10,250,043 B2 (granted 4/2/19)	14/752607	Initializer-based control of a module bypass switch for balancing of battery pack system modules
CANADA	CA 2,787,866	CA 2,787,866	Module Bypass Switch with Bypass Current Monitoring
EUROPE	EP 2721716 (A1)	EP20120800356	Module Bypass Switch with Bypass Current Monitoring
Europe/Hong Kong	PENDING EP ALLOWANCE	1194540B 12800356.3	MODULE BYPASS SWITCH WITH BYPASS CURRENT MONITORING

KOREA	10-1588188	10-2014-7001389	MODULE BYPASS SWITCH WITH BYPASS CURRENT MONITORING.
WORLD	EXPIRED	PCT/US12/42056	Module bypass switch with bypass current montioring.
U.S.A.	9,190,855	13/494,502	Module Bypass Switch with Bypass Current Montioring
U.S.A.	9,525,301 B2	14/936,518	MODULE BYPASS SWITCH FOR BALANCING BATTERY PACK SYSTEM MODULES WITH BYPASS CURRENT MONITORING
U.S.A	EXPIRED	61/498358	Module bypass switch with bypass current montioring.
CANADA	CA 2,787,867	CA 2,787,867	SHORT DETECTION IN BATTERY PACKS
Europe	ABANDONED	12810618.4	SHORT DETECTION IN BATTERY PACKS
Korea	10-1568184000	10-2014-7003902	SHORT DETECTION IN BATTERY PACKS
U.S.A.	9097774 B2	13/182998	SHORT DETECTION IN BATTERY PACKS

WORLD	EXPIRED	PCT/US12/45948	Short detection in battery packs
Canada	CA 2,788,244	CA 2,788,244	HISTORICAL ANALYSIS OF BATTERY CELLS FOR DETERMINING STATE OF HEALTH
EUROPE	ABANDONED	12831057.0	HISTORICAL ANALYSIS OF BATTERY CELLS FOR DETERMINING STATE OF HEALTH
Europe/Hong Kong	ABANDONED	12831057.0	HISTORICAL ANALYSIS OF BATTERY CELLS FOR DETERMINING STATE OF HEALTH
KOREA	10-1604710	10-2014-7009891	HISTORICAL ANALYSIS OF BATTERY CELLS FOR DETERMINING STATE OF HEALTH
U.S.A.	8,796,993 B2	13/229914	HISTORICAL ANALYSIS OF BATTERY CELLS FOR DETERMINING STATE OF HEALTH
U.S.A.	9,395,420 B2	14/187857	HISTORICAL ANALYSIS OF BATTERY CELLS FOR DETERMINING STATE OF HEALTH

WORLD	EXPIRED	PCT/US12/53771	HISTORICAL ANALYSIS OF BATTERY CELLS FOR DETERMINING STATE OF HEALTH
CANADA	ABANDONED	11506929	DETECTION AND PREVENTION OF SHORT FORMATION IN BATTERY PACKS
U.S.A.	ABANDONED	13/844350	DETECTION AND PREVENTION OF SHORT FORMATION IN BATTERY CELLS
WORLD	EXPIRED	PCT/US14/21636	DETECTION AND PREVENTION OF SHORT FORMATION IN BATTERY CELLS
CANADA	ABANDONED	2887537	TRI-LAYER MATERIAL FOR HEAT SPREADING IN BATTERY PACK MODULES
U.S.A	ABANDONED	15163396.3	TRI-LAYER MATERIAL FOR HEAT SPREADING IN BATTERY PACK MODULES

U.S.A	EXPIRED	61/980361	TRI-LAYER MATERIAL FOR HEAT SPREADING IN BATTERY PACK MODULES
U.S.A	ABANDONED	14/683373	TRI-LAYER MATERIAL FOR HEAT SPREADING IN BATTERY PACK MODULES
U.S.A.	Pending - Publication No. 2016/0149421 A1	14/942888	LOW VOLTAGE CHARGING OF A HIGH VOLTAGE, SERIES-CONNECTED STRING OF BATTERY MODULES
U.S.A	EXPIRED	62/083786	LOW VOLTAE CHARGING OF A HIGH VOLTAGE, SERIES-CONNECTED STRING OF BATTERY MODULES

SCHEDULE B

Trademarks

See attached.

Schedule B

Trademarks
Country	Registration No./Serial No.	Mark
U.S.A	77418459 (ABANDONED)	POW-R-SOLVE
U.S.A	77418475	POW-R MINDER
U.S.A	3582521	SWE, SOUTHWEST ELECTRONIC ENERGY GROUP (&DESIGN)
U.S.A	86152660	SWE, SOUTHWEST ELECTRONIC ENERGY GROUP (&DESIGN)
U.S.A	3296233	POW-R TOTE
BRAZIL	831116196	POW-R BMS
CANADA	TMA876166	POW-R BMS
EUROPE	010101442	POW-R BMS
NORWAY	281792	POW-R BMS
U.S.A	4298668	POW-R BMS
NORWAY	281792	POW-R BMS
U.S.A	85533577	POW-R LIION MODULE
U.S.A	4255516	POW-R LOG
U.S.A	4336436	POW-R LOG SV
BRAZIL	840476736	SWE SEASAFE (& DESIGN)
EUROPE	011648615	SWE SEASAFE (& DESIGN)
NORWAY	271520	SWE SEASAFE (& DESIGN)
U.S.A	4506511	SWE SEASAFE (&DESIGN)
U.S.A	4449307	POW-R LEFT
U.S.A	4604664	SWE SOUTHWEST ELECTRONIC ENERGY GROUP ADVANCED BATTERY SOLUTIONS & DESIGN
EUROPE	14065205	SWE DRILL-DATA OBSERVER

EUROPE	012923868	SWE SOUTHWEST ELECTRONIC ENERGY GROUP ADVANCED BATTERY SOLUTIONS & DESIGN
U.S.A	5,138,012	SWE DRILL - DATA
CANADA	1714804	SWE DRILL-DATA
GERMANY	302015011754	SWE DRILL-DATA
U.S.A.	4838282	SWE DRILL-DATA OBSERVER
U.S.A.	86739242	SeaSafe Direct
U.S.A.	5426681	SWE SEASAFE + DIRECT
Canada	TMA990495	SWE DRILL-DATA

SCHEDULE C

Licenses

See attached.

Schedule C

Licenses

1.          Software Services Agreement by and between Southwest Electronic Energy Corporation and INFOR Global Solutions (Michigan) Inc., dated January 24, 2012.

2.         Restated License Agreement by and between Southwest Electronic Energy Corporation and APS Technology Inc., dated June 2, 2011.

EXHIBIT A

FORM OF ASSIGNMENT

THIS DOCUMENT SHALL BE HELD BY AGENT IN ESCROW PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF THE INTELLECTUAL PROPERTY SECURITY AGREEMENT, DATED AS OF MAY [__], 2019 (AS THE SAME MAY FROM TIME TO TIME BE AMENDED, RESTATED OR OTHERWISE MODIFIED, THE “AGREEMENT”), EXECUTED BY SOUTHWEST ELECTRONIC ENERGY CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, “PLEDGOR”), IN FAVOR OF KEYBANK NATIONAL ASSOCIATION, AS AGENT FOR THE LENDERS, AS DEFINED IN THE AGREEMENT (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, “AGENT”). BY SIGNING IN THE SPACE PROVIDED BELOW, THE UNDERSIGNED OFFICER OF AGENT CERTIFIES THAT AN EVENT OF DEFAULT (AS DEFINED IN THE AGREEMENT) HAS OCCURRED AND THAT AGENT HAS ELECTED TO TAKE POSSESSION OF THE IP COLLATERAL (AS DEFINED IN THE AGREEMENT) ON BEHALF OF AND FOR THE BENEFIT OF THE LENDERS AND TO RECORD THIS DOCUMENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE. UPON RECORDING OF THIS DOCUMENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE, THIS LEGEND SHALL CEASE TO HAVE ANY FORCE OR EFFECT.

KEYBANK NATIONAL ASSOCIATION

By:
Print Name:
Title:
Date:

ASSIGNMENT

WHEREAS, SOUTHWEST ELECTRONIC ENERGY CORPORATION, a corporation organized under the laws of the State of Texas (together with its successors and assigns, “Pledgor”), is the owner of the IP Collateral, as hereinafter defined;

WHEREAS, Pledgor has executed an Intellectual Property Security Agreement, dated as of even date herewith (as the same may from time to time be amended, restated or otherwise modified, the “Agreement”), in favor of KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders, as defined in the Agreement (“Agent”), pursuant to which Pledgor has granted to Agent, for the benefit of the Lenders, a security interest in the IP Collateral as security for the Debt, as defined in the Agreement;

WHEREAS, the Agreement provides that the security interest in and of the IP Collateral is effective as of the date of the Agreement;

WHEREAS, the Agreement provides that this Assignment shall become effective upon the occurrence of an Event of Default, as defined in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, Pledgor, its successors and assigns, subject to the limitations stated in the paragraph immediately following, does hereby transfer, assign and set over to Agent, its successors, transferees and assigns, all of its existing and future IP Collateral (as defined in the Agreement), including, but not limited to, the IP Collateral listed on Schedules A, B, and C of the Agreement (which such schedules shall also be deemed schedules hereto) that is registered in the United States Patent and Trademark Office or that is the subject of pending applications in the United States Patent and Trademark Office.

This Assignment shall be effective only upon the certification of an authorized officer of Agent, as provided above, that (a) an Event of Default, as defined in the Agreement, has occurred and is continuing, and (b) Agent has elected to take actual title to the IP Collateral.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be executed by its duly authorized officer on May 1, 2019.

SOUTHWEST ELECTRONIC ENERGY CORPORATION

By: /s/ Linda S. Saunders
Name: Linda S. Saunders
Title: Vice President of Finance

STATE OF New York                        )

                                                            ) SS:

COUNTY OF Wayne                        )

BEFORE ME, the undersigned authority, on this day personally appeared Linda S. Saunders, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of said SOUTHWEST ELECTRONIC ENERGY CORPORATION, a Texas corporation, and that she executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 1st day of May, 2019.

/s/ Teresa A. Kemp
Notary Public
My commission expires:11-20-2021

[Notary Page – IP Security Agreement –Southwest]

INTELLECTUAL PROPERTY SECURITY AGREEMENT (SOUTHWEST) – KEYBANK/ULTRALIFE